Mercury General Corporation Announces Fourth Quarter and Fiscal 2013 Results, Declares Quarterly Dividend, and Announces New Director

LOS ANGELES, Feb. 10, 2014 /PRNewswire/ -- Mercury General Corporation (NYSE: MCY) reported today fourth quarter and fiscal 2013 results:

Consolidated Highlights

	Three Months Ended December 31,		Change		Twelve Months Ended December 31,		Change
	2013	2012	$	%	2013	2012	$	%
(000's except per-share amounts and ratios)
Net premiums written (1)	$668,121	$654,931	$13,190	2.0	$2,728,999	$2,651,731	$77,268	2.9
Net income (loss)	$15,376	$(17,382)	$32,758	(188.5)	$112,143	$116,911	$(4,768)	(4.1)
Net income (loss) per diluted share (2)	$0.28	$(0.32)	$0.60	(187.5)	$2.04	$2.13	$(0.09)	(4.2)
Operating income (loss) (1)	$18,150	$(9,403)	$27,553	(293.0)	$119,567	$73,764	$45,803	62.1
Operating income (loss) per diluted share (1)(2)	$0.33	$(0.17)	$0.50	(294.1)	$2.18	$1.34	$0.84	62.7
Restructuring charges (3)	$0	$0	$0	0	$10,000	$0	$10,000	NM
Catastrophe losses (4)	$1,000	$28,000	$(27,000)	(96.4)	$17,000	$39,000	$(22,000)	(56.4)
Combined ratio (5)	102.5%	109.8%	—	(7.3) pts	99.6%	102.8%	—	(3.2) pts
NM = not meaningful

(1)

These measures are not based on U.S. generally accepted accounting principles ("GAAP") and are defined and reconciled to the most directly comparable GAAP measures in "Information Regarding Non-GAAP Measures."

(2)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.
(3)

The Company consolidated its claims and underwriting operations located outside of California into hub locations in Florida, New Jersey, and Texas, which resulted in a net workforce reduction of approximately 135 employees and a $10 million expense in the first quarter of 2013. The amounts are rounded to the nearest million.

(4)

2013 catastrophe losses were primarily the result of tornadoes in Oklahoma and severe storms in the Midwest and the Southeast region during the second quarter. 2012 catastrophe losses were primarily the result of Hurricane Sandy during the fourth quarter. The amounts are rounded to the nearest million.

(5)

The Company experienced unfavorable development of approximately $5 million and $9 million on prior accident years' losses and loss adjustment expenses reserves for the three months ended December 31, 2013 and 2012, respectively; and approximately $3 million and $42 million on prior accident years' losses and loss adjustment expenses reserves for the year ended December 31, 2013 and 2012, respectively. The unfavorable development in 2013 is primarily from the Florida private passenger automobile line of business.

Investment Results

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
(000's except average annual yield)
Average invested assets at cost (1)	$2,986,146	$3,040,026	$3,028,198	$3,011,143
Net investment income (2)
Before income taxes	$30,832	$35,327	$124,538	$131,896
After income taxes	$27,234	$30,450	$109,506	$115,359
Average annual yield on investments - after income taxes (2)	3.7%	4.0%	3.6%	3.8%

(1)

Fixed maturities and short-term bonds at amortized cost and equities and other short-term investments at cost. Average invested assets at cost are based on the monthly amortized cost of the invested assets for each respective period.

(2)

Net investment income and average annual yield decreased primarily due to the maturity and replacement of higher yielding investments, purchased when market interest rates were higher, with lower yielding investments purchased during low interest rate environments.

Appoints James Ellis to the Board of Directors

On February 7, 2014, the Board of Directors appointed James Ellis to the Board of Directors. Mr. Ellis serves as the Dean of the Marshall School of Business at the University of Southern California and holder of the Robert R. Dockson Dean's Chair in Business Administration. Prior to his appointment as Dean in April 2007, Mr. Ellis was the Vice Provost, Globalization, for USC and prior to that he was Vice Dean, External Relations. Mr. Ellis has been a professor in the Marketing Department of the Marshall School of Business since 1997. From 1990 to 1997, he served as Chairman and CEO of Port O'Call Pasadena, an upscale home accessory retailer and was President and CEO of American Porsche Design from 1985 to 1990. Mr. Ellis graduated from the University of New Mexico with a B.B.A. and from Harvard Business School with an M.B.A. Mr. Ellis also serves on the board of directors of Quiksilver, Inc., and Fixed Income Funds and Investment Company of America, both investment funds of The Capital Group, a private company. The Company believes that Mr. Ellis' extensive experience in executive management and senior academic positions qualify him for service on the Board of Directors.

The Board of Directors declared a quarterly dividend of $0.6150 per share. The dividend will be paid on March 31, 2014 to shareholders of record on March 17, 2014.

Mercury General Corporation and its subsidiaries are a multiple line insurance organization offering predominantly personal automobile and homeowners insurance through a network of independent producers in many states. For more information, visit the Company's website at www.mercuryinsurance.com . The Company will be hosting a conference call and webcast today at 10:00 A.M. Pacific time where management will discuss results and address questions. The teleconference and webcast can be accessed by calling (877) 807-1888 (USA), (706) 679-3827 (International) or by visiting www.mercuryinsurance.com. A replay of the call will be available beginning at 1:30 P.M. Pacific time and running through February 17, 2014. The replay telephone numbers are (855) 859-2056 (USA) or (404) 537-3406 (International). The conference ID# is 31104721. The replay will also be available on the Company's website shortly following the call.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained in this press release are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. Actual results may differ from those projected in the forward-looking statements. These forward-looking statements involve significant risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the demand for the Company's insurance products, inflation and general economic conditions, including general market risks associated with the Company's investment portfolio; the accuracy and adequacy of the Company's pricing methodologies; catastrophes in the markets served by the Company; uncertainties related to estimates, assumptions and projections generally; the possibility that actual loss experience may vary adversely from the actuarial estimates made to determine the Company's loss reserves in general; the Company's ability to obtain and the timing of the approval of premium rate changes for insurance policies issued in states where the Company operates; legislation adverse to the automobile insurance industry or business generally that may be enacted in the states where the Company operates; the Company's success in managing its business in states outside of California; the presence of competitors with greater financial resources and the impact of competitive pricing and marketing efforts; changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation and health care and auto repair costs and marketing efforts; and legal, regulatory and litigation risks. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see the Company's filings with the Securities and Exchange Commission.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES SUMMARY OF OPERATING RESULTS (000's except per-share amounts and ratios) (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net premiums written	$668,121	$654,931	$2,728,999	$2,651,731

Revenues:
Net premium earned	$680,892	$655,777	$2,698,187	$2,574,920
Net investment income	30,832	35,327	124,538	131,896
Net realized investment (losses) gains	(4,269)	(12,276)	(11,422)	66,380
Other	2,199	2,384	9,738	10,174
Total revenues	$709,654	$681,212	$2,821,041	$2,783,370
Expenses:
Losses and loss adjustment expenses	516,166	546,352	1,962,690	1,961,448
Policy acquisition costs	128,511	120,726	505,517	477,788
Other operating expenses	53,313	52,928	219,478	207,281
Interest	396	367	1,260	1,543
Total expenses	$698,386	$720,373	$2,688,945	$2,648,060

Income (loss) before income taxes	11,268	(39,161)	132,096	135,310
Income tax (benefit) expense	(4,108)	(21,779)	19,953	18,399
Net income (loss)	$15,376	$(17,382)	$112,143	$116,911

Basic average shares outstanding	54,967	54,914	54,947	54,899
Diluted average shares outstanding (a)	54,983	54,914	54,964	54,922

Basic Per Share Data
Net income (loss)	$0.28	$(0.32)	$2.04	$2.13

Net realized investment (losses) gains, net of tax	$(0.05)	$(0.15)	$(0.14)	$0.79

Diluted Per Share Data (a)
Net income (loss)	$0.28	$(0.32)	$2.04	$2.13

Net realized investment (losses) gains, net of tax	$(0.05)	$(0.15)	$(0.14)	$0.79

Operating Ratios-GAAP Basis
Loss ratio	75.8%	83.3%	72.7%	76.2%
Expense ratio	26.7%	26.5%	26.9%	26.6%
Combined ratio	102.5%	109.8%	99.6%	102.8%

Reconciliations of Operating Measures to Comparable GAAP Measures

Net premiums written	$668,121	$654,931	$2,728,999	$2,651,731
Change in net unearned premiums	12,771	846	(30,812)	(76,811)
Net premiums earned	$680,892	$655,777	$2,698,187	$2,574,920

Paid losses and loss adjustment expenses	$489,962	$493,760	$1,961,601	$1,914,838
Change in net loss and loss adjustment expense reserves	26,204	52,592	1,089	46,610
Incurred losses and loss adjustment expenses	$516,166	$546,352	$1,962,690	$1,961,448

(a)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.

MERCURY GENERAL CORPORATION AND SUBSIDIARIES CONDENSED BALANCE SHEETS AND OTHER INFORMATION (000's except per-share amounts and ratios)

	December 31, 2013	December 31, 2012
	(unaudited)
ASSETS
Investments, at fair value:
Fixed maturity securities (amortized cost $2,523,042; $2,270,903)	$2,560,653	$2,408,354
Equity securities (cost $223,933; $475,959)	281,883	477,088
Short-term investments (cost $315,886; $294,607)	315,776	294,653
Total investments	3,158,312	3,180,095
Cash	266,508	158,183
Receivables:
Premiums	366,075	345,387
Accrued investment income	36,120	31,109
Other	23,029	17,756
Total receivables	425,224	394,252
Deferred policy acquisition costs	194,466	185,910
Fixed assets, net	156,716	161,940
Current income taxes	0	7,058
Deferred income taxes	15,220	0
Goodwill	42,796	42,796
Other intangible assets, net	41,603	47,589
Other assets	14,336	11,863
Total assets	$4,315,181	$4,189,686

LIABILITIES AND SHAREHOLDERS' EQUITY
Losses and loss adjustment expenses	$1,038,984	$1,036,123
Unearned premiums	953,527	920,429
Notes payable	190,000	140,000
Accounts payable and accrued expenses	127,663	96,220
Current income taxes	11,856	0
Deferred income taxes	0	445
Other liabilities	170,665	153,972
Shareholders' equity	1,822,486	1,842,497
Total liabilities and shareholders' equity	$4,315,181	$4,189,686

OTHER INFORMATION
Common stock shares outstanding	54,975	54,922
Book value per share	$33.15	$33.55
Statutory surplus	$1.53 billion	$1.44 billion
Premiums written to surplus ratio	1.8	1.8
Debt to total capital ratio	9.4%	7.1%
Portfolio duration (including all short-term instruments)(a)(b)	3.6 years	2.8 years
Policies-in-force (company-wide "PIF")(a)
Personal Auto PIF	1,217	1,249
Homeowners PIF	465	442

(a)	Unaudited.
(b)	Modified durations reflecting anticipated early calls.

Information Regarding Non-GAAP Measures

The Company has presented information within this document containing operating measures which in management's opinion provide investors with useful, industry specific information to help them evaluate, and perform meaningful comparisons of, the Company's performance, but that may not be presented in accordance with GAAP. These measures are not intended to replace, and should be read in conjunction with, the GAAP financial results.

Operating income is net income excluding realized investment gains and losses, net of tax. Net income is the GAAP measure that is most directly comparable to operating income. Operating income is used by management along with the other components of net income to assess the Company's performance. Management uses operating income as an important measure to evaluate the results of the Company's insurance business. Management believes that operating income provides investors with a valuable measure of the Company's ongoing performance as it reveals trends in the Company's insurance business that may be obscured by the effect of net realized capital gains and losses. Realized capital gains and losses may vary significantly between periods and are generally driven by external economic developments such as capital market conditions. Accordingly, operating income highlights the results from ongoing operations and the underlying profitability of the Company's core insurance business. Operating income, which is provided as supplemental information and should not be considered as a substitute for net income, does not reflect the overall profitability of our business. It should be read in conjunction with the GAAP financial results. The Company has reconciled operating income with the most directly comparable GAAP measure in the table below.

	Three Months Ended December 31,				Twelve Months Ended December 31,
	Total		Per diluted share		Total		Per diluted share
	2013	2012	2013	2012 (a)	2013	2012	2013	2012
(000's except per-share amounts)
Operating income (loss)	$18,150	$(9,403)	$0.33	$(0.17)	$119,567	$73,764	$2.18	$1.34
Net realized investment (losses) gains, net of tax	(2,774)	(7,979)	(0.05)	(0.15)	(7,424)	43,147	(0.14)	0.79
Net income (loss)	$15,376	$(17,382)	$0.28	$(0.32)	$112,143	$116,911	$2.04	$2.13

(a)	The dilutive impact of incremental shares is excluded from net loss position in accordance with GAAP.

Net premiums written represents the premiums charged on policies issued during a fiscal period. Net premiums earned, the most directly comparable GAAP measure, represents the portion of premiums written that have been recognized as income in the financial statements for the periods presented as earned on a pro-rata basis over the term of the policies. Net premiums written are meant as supplemental information and are not intended to replace net premiums earned. Such information should be read in conjunction with the GAAP financial results. The Company has reconciled net premiums written with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Paid losses and loss adjustment expenses is the portion of incurred losses and loss adjustment expenses, the most directly comparable GAAP measure, excluding the effects of changes in the loss reserve accounts. Paid losses and loss adjustment expenses is provided as supplemental information and is not intended to replace incurred losses and loss adjustment expenses. It should be read in conjunction with the GAAP financial results. The Company has reconciled paid losses and loss adjustment expenses with the most directly comparable GAAP measure in the supplemental schedule entitled, "Summary of Operating Results."

Combined ratio-accident period basis is computed as the difference between two GAAP operating ratios: the combined ratio and the effect of prior accident periods' loss development. The most directly comparable GAAP measure is the combined ratio. The Company believes that this ratio is useful to investors and it is used by management to reveal the trends in the Company's results of operations that may be obscured by development on prior accident periods' loss reserves. Combined ratio-accident period basis is meant as supplemental information and is not intended to replace combined ratio. It should be read in conjunction with the GAAP financial results. The Company has reconciled combined ratio-accident period basis with the most directly comparable GAAP measure in the table below.

	Twelve Months Ended December 31,
	2013	2012

Combined ratio-accident period basis	99.5%	101.2%
Effect of estimated prior periods' loss development	0.1%	1.6%
Combined ratio	99.6%	102.8%

CONTACT: Theodore Stalick, SVP/CFO, (323) 937-1060